Exhibit 23.2

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

February 28, 2012

Oasis Petroleum Inc.

1001 Fannin Street, Suite 1500

Houston, TX 77002

Ladies and Gentlemen:

We hereby consent to the reference to DeGolyer and MacNaughton and to the incorporation of the estimates contained in our “Appraisal Report as of December 31, 2011 on Certain Properties owned by Oasis Petroleum Inc.” (our Report) in Part 1 and in the “Notes to Consolidated Financial Statements” portions of the Annual Report on Form 10-K of Oasis Petroleum Inc. for the year ended December 31, 2011 (the Annual Report). We further consent to the incorporation of estimates contained in our “Appraisal Report as of December 31, 2010 on Certain Properties owned by Oasis Petroleum Inc.” and our “Appraisal Report as of December 31, 2009 on Certain Properties owned by Oasis Petroleum LLC.” In addition, we hereby consent to the inclusion of our letter report dated February 2, 2012 in the “Exhibits, Financial Statement Schedules” portion of the Annual Report. We further consent to the incorporation by reference of references to DeGolyer and MacNaughton and to our Report in Oasis Petroleum Inc.’s Registration Statement on Form S-8 (File No. 333-167664), Form S-3 (File No. 333-175603) and Form S-4 (File 333-176974).

Very truly yours,

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716